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                                  Exhibit d(3)

                               GE LIFESTYLE FUNDS

                          GE AGGRESSIVE ALLOCATION FUND

                                     FORM OF

                     INTERIM INVESTMENT CONSULTING AGREEMENT

                                                              September 15, 2000

DiMeo Schneider & Associates, L.L.C.
120 North LaSalle Street
Suite 1140
Chicago, IL 60602

Ladies & Gentlemen:

            GE LifeStyle Funds, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), and GE Asset Management Incorporated, a Delaware corporation ("GEAM"), confirm their agreement with DiMeo Schneider & Associates, L.L.C., an Illinois limited liability company (the "Investment Consultant"), with respect to the Investment Consultant's serving as the investment consultant for GE Aggressive Allocation Fund (the "Fund", a series of the Trust. The Trust has been organized for the purpose of investing its assets in shares or units of interest issued by one or more registered investment companies (collectively, "Underlying Funds"). Terms not defined herein have the meanings assigned to such terms as set forth in the Trust's Registration Statement on Form N-1A, as amended from time to time (the "Registration Statement"). The Investment Consultant agrees to provide services upon the following terms and conditions:

            Section 1. Services as Investment Consultant.

            (a) The Trust anticipates that the Fund will employ its capital by investing and reinvesting in investments of the type specified in the Trust's Declaration of Trust dated June 21, 1996, as amended from time to time (the "Declaration of Trust"), in the Trust's By-Laws, as approved by the Board of Trustees of the Trust (the "Trustees"). Copies of the Registration Statement have been submitted to the Investment Consultant.

            (b) Subject to the supervision and direction of the Trustees, GEAM, as the Fund's investment adviser, will manage the Funds' portfolio in accordance with the investment objective and policies of the fund as stated in the Registration Statement, including the determination of how the Fund's assets will be invested in the Underlying
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Funds and in money market instruments, will place purchase and sale orders for the fund's portfolio transactions, will allocate and reallocate the Fund's assets to the Underlying Funds within the Investment Limits. The Investment Consultant will review and analyze the Underlying Funds and the allocation of the Fund's assets among the Underlying Funds taking into account the Fund's stated investment objective. In conjunction with GEAM, the Investment Consultant will determine which of the Underlying Funds should be classified as equity-oriented or fixed-income-oriented for purposes of the Asset Allocation Ranges determined by the Trustees from time to time and shall make recommendations to the Trustees concerning changes to (a) the Underlying Funds in which the Funds may invest, (b) the Asset Allocation Ranges and (c) the Investment Limits.

            (c) In connection with its services to be provided under this Agreement, the Investment Consultant will perform a comprehensive analysis of each Underlying Fund involving both quantitative and qualitative research, including, but not limited to, comparisons of performance relative to appropriate indices and peer groups, style analysis to determine consistency and adherence to an Underlying Fund's stated investment objective, and conversations with the Underlying Funds' portfolio managers and analysts regarding the investment process. On an ongoing basis, the Investment Consultant will monitor the performance, risk and style consistency of the Fund and the Underlying Funds. To assist GEAM in making its formal recommendations to the Trustees, the Investment Consultant will prepare detailed analyses and formal recommendations, including rebalancing strategies.

            (d) The Investment Consultant will, at its own expense, maintain sufficient staff, and employ or retain sufficient personnel and consult with any other person that it determines may be necessary to the performance of its obligations under this Agreement.

            (e) The Investment Consultant will keep the Trust and GEAM informed of developments materially affecting the Fund, and will on its own initiative, furnish the Trust and GEAM from time to time with whatever information GEAM believes is appropriate for this purpose.

            Section 2. Costs and Expenses.

            During the term of this Agreement, the Investment Consultant will pay all expenses incurred by it in connection with its activities under this Agreement, including without limitation all expenses incurred in connection with the participation by any officer or employee of the Investment Consultant at the request of GEAM or the Trust at any meeting of the Board of Trustees, except that any reasonable travel expenses associated with the in-person attendance by such officer or employee of the Investment Consultant at such meeting will be borne by the Trust. Notwithstanding the foregoing, the Trust shall reimburse the Investment Consultant for any expenses of the Trust, the Fund or GEAM as may be reasonably incurred by the Investment Consultant on behalf of the Fund or GEAM. The Investment Consultant shall keep and supply to the Trust and GEAM reasonable records of all such expenses.
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            Section 3. Compensation

            (a) As soon as practicable but in any case within 45 days after the end of each calendar quarter, GEAM shall pay (from and out of its advisory and administration fee received from the Fund) compensation to the Investment Consultant for the services provided for under this Agreement as described in Schedule A to this Agreement. Appropriate prorated adjustments of the fee shall be made in the event that this Agreement is terminated prior to the end of a calendar quarter.

            (b) The compensation earned under this Agreement will be held in an interest-bearing escrow account with the Fund's custodian or a bank and to be paid in accordance with the provisions of Section 5(c) herein.

            Section 4. Services to Other Companies or Accounts.

            (a) The Trust and GEAM understand and acknowledge that the Investment Consultant now acts and will continue to act as investment consultant, manager or adviser to various fiduciary or other managed accounts and the Trust and GEAM have no objection to the Investment Consultant so acting.

            (b) The Trust and GEAM understand and acknowledge that the persons employed by the Investment Consultant to assist in the performance of its duties under this Agreement will not devote their full time to that service and agree that nothing contained in this Agreement will be deemed to limit or restrict the right of the Investment Consultant or any affiliate of the Investment Consultant to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

            Section 5. Continuance and Termination of the Agreement.

            (a) This Agreement will become effective as of September 15, 2000 and will continue for the lesser of 150-days or as otherwise approved by the Trust's Board of Trustees and by vote of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act of 1940 ("1940 Act").

            (b) This Agreement is terminable without penalty, by the Trust's Board of Trustees or by vote of the holders of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act, on not more than 10 day's written notice to the Investment Consultant.

            (c) If a majority of the Fund's outstanding voting securities approve an agreement with the Investment Consultant by the end of the 150-day period, the amount in the escrow account (including interest earned) will be paid to the Investment Consultant; and if a majority of the Fund's outstanding voting securities do not approve an agreement with the Investment Consultant, the Investment Consultant will be paid, out of the escrow account, the lesser of
(i) any cost incurred in performing this interim
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agreement (plus interest earned on that amount while in escrow; or (ii) the total amount in the escrow account (plus interest earned).

            Section 6. Representations and Warranties.

            (a) Representations and Warranties of Investment Consultant. The Investment Consultant represents and warrants to GEAM and the Trust as follows:

                        (i) The Investment Consultant is registered as an
            investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

                        (ii) The Investment Consultant is a limited liability
            company duly organized and validly existing under the laws of the [State of Illinois] with the power to own and possess its assets and carry on its business as it is now being conducted;

                        (iii) The execution, delivery and performance by the
            Investment Consultant of this Agreement are within the Investment Consultant's powers and have been duly authorized by all necessary action on the part of its shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Investment Consultant for the execution, delivery and performance by the Investment Consultant of this Agreement, and the execution, delivery and performance by the Investment Consultant of this Agreement do not contravene or constitute a default under (A) any provision of applicable law, rule or regulation, (B) the Investment Consultant's governing instruments, or (C) any agreement, judgment, injunction, order, decree or other instrument binding upon GEAM;

                        (iv) The Form ADV of GEAM previously provided to the
            Investment Consultant is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading; and

                        (v) GEAM acknowledges that has received a copy of the
            Investment Consultant's Form ADV prior to the execution of this Agreement.

            (c) Representation and Warranties of the Trust and the Fund.

                        (i) The Trust is registered as an investment company
            under the 1940 Act and the Fund's shares are registered under the Securities Act of 1933, as amended;
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                        (ii) The Trust is a Massachusetts business trust duly
            organized and validly existing under the laws of the Commonwealth of Massachusetts with the power to own and possess it assets and carry on its business as it is now being conducted and a copy of the Trust's Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk; and

                        (iii) The Trust and the Fund have full power and
            authority under applicable law and have taken all actions necessary and appropriate to enter into and perform this Agreement.

            (d) Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Investment Consultant, the Trust and GEAM pursuant to this Section 6 shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representation and warranties are no longer true.

            Section 7. Limitation of Liability.

            (a) The Investment Consultant will exercise its best judgment in rendering the services described in this Agreement, except that the Investment Consultant will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, other than a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Consultant in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

            (b) The Trust, GEAM and the Investment Consultant agree that the obligations of the Trust under this Agreement, if any, will not be finding upon any of the Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Trust, individually, but are binding only upon the assets and property of the Fund, as provided in the Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust, and signed by an authorized officer of the Trust, acting as such, and neither the authorization by the trustees nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the trust property of the Trust as provided in the Declaration of Trust. No series of the Trust, including the Fund, will be liable for any clams against any other series.

            Section 8. Indemnification.

            (a) The Investment Consultant agrees to defend, hold harmless and indemnify the Trust, the Fund and GEAM and any of their respective trustees, directors, officers, employees and affiliates from and against any liability, claim, loss, cost (including, without limitation, reasonable legal fees and disbursements), damages and expenses
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(collectively, "Losses") directly or indirectly arising out of or relating to either of the following:

                        (i) the Investment Consultant's willful misfeasance, bad
            faith, gross negligence or reckless disregard of its duties hereunder; or

                        (ii) any breach (as finally determined by a court or
            arbitrator with jurisdiction) by the Investment Consultant of any representation, warranty, or covenant.

            (b) GEAM, and not the Trust or the Funds, agree to defend, hold harmless and indemnify the Investment Consultant, its members, officers, employees and affiliates from and against all Losses directly or indirectly arising out of or relating to any of the following:

                        (i) GEAM's willful misfeasance, bad faith, gross
            negligence or reckless disregard of its duties hereunder; or

                        (ii) any breach (as finally determined by a court or
            arbitrator with jurisdiction) by GEAM of any representation, warranty or covenant.

            Section 9. Independent Contractor.

            In the performance of its duties hereunder, the Investment Consultant is and shall all be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust, the Fund or GEAM in any way or otherwise be deemed an agent of the Trust, the Fund or GEAM.

            Section 10. Notice.

            Notices hereunder shall be by confirmed telex, telecopy or other written form of electronic communication or by letter which shall be mailed by certified mail, postage paid, addressed (except as the same may be like notice be changed) as follows:

            (a) To the Investment Consultant:

                DiMeo Schneider &                  Telephone No.: (312) 345-6660
                    Associates, L.L.C.             Fax No.:       (312) 345-1619
                120 North LaSalle Street
                Suite 1140
                Chicago, IL  60602
                Attn: William A. Schneider, CIMA
                      Managing Director
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            (b) To GEAM or the Trust

                GE Asset Management                Telephone No.: (203) 585-5100
                    Incorporated                   Fax No.:       (203) 585-5555
                3003 Summer Street
                P.O. Box 7900
                Stamford, CT  06904
                Attn: Michael J. Cosgrove
                      Executive Vice President

            Section 11. Entire Agreement.

            This Agreement embodies the entire understanding of the parties hereto with respect to its subject matter, supersedes any prior or contemporaneous agreements or understanding between the parties with respect to such subject matters and cannot be altered, waived, amended, supplemented or abridged except by the written agreement of the parities.

            If the terms and conditions described above are in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy of this Agreement.

                                      GE LIFESTYLE FUNDS

                                      By: ______________________________
                                      Name: Michael J. Cosgrove
                                      Title: Chairman of the Board and President


                                      GE ASSET MANAGEMENT INCORPORATED

                                      By: _______________________________
                                      Name: Michael J. Cosgrove
                                      Title: Executive Vice President

Accepted:

DIMEO SCHNEIDER & ASSOCIATES, L.L.C.


By: ________________________________
Name:
Title:
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                                   SCHEDULE A

Description of Fees

Net Assets of GE Aggressive Allocation Fund        $16,500       Compensation
-------------------------------------------    X   -------   =   to be paid
Aggregate Net Assets of GE LifeStyle Funds            4          pursuant to
                                                                 Section 3 of
                                                                 this Agreement